Exhibit 10

                                                        Exhibit 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-2 of our report dated November 15, 1999 appearing on page F-2 of the Trimedyne, Inc. Annual Report on Form 10-KSB for the year ended September 30, 2000.

/s/
MCKENNON, WILSON & MORGAN, LLP.
Irvine, California
January 8, 2001